UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2006

Auxilium Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Valley Stream Parkway, Malvern, Pennsylvania	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (484) 321-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2006, Auxilium Pharmaceuticals, Inc. (the “Company”) entered into an indemnification agreement, dated May 23, 2006, (the “Indemnification Agreement”) with KPMG LLP (“KPMG”), its former independent registered public accounting firm, pursuant to which the Company agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in its successful defense of any legal action or proceeding that may arise as a result of its consent to include or incorporate by reference its audit report on the Company’s consolidated financial statements as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004, or its audit report on the Company’s consolidated financial statements for the year ended December 31, 2004 in all registration statements filed by the Company on and after May 23, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for which KPMG ultimately agrees to consent to the inclusion or incorporation by reference of (a) its audit report on the Company’s consolidated financial statements as of December 31, 2004 and for each of the years in the two-year period then ended, or (b) its audit report on the Company’s consolidated financial statements for the year ended December 31, 2004, therein. The Indemnification Agreement also provides that KPMG shall not be indemnified, and shall refund to the Company, any amounts paid to KPMG pursuant to the Indemnification Agreement in the event there is court adjudication that KPMG is guilty of professional malpractice, or in the event that KPMG becomes liable for any part of the plaintiff’s damages by virtue of settlement.

The foregoing is a summary description of certain terms of the Indemnification Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Indemnification Agreement attached as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Indemnification Agreement attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10	Indemnification Agreement, dated May 23, 2006, by and between the Company and KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 1, 2006	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10	Indemnification Agreement, dated May 23, 2006, by and between the Company and KPMG LLP.